Exhibit 99.1

        Acadia Realty Trust Reports Second Quarter 2006 Operating Results


    NEW YORK--(BUSINESS WIRE)--July 31, 2006--Acadia Realty Trust (NYSE: AKR - "Acadia" or the "Company"), a real estate investment trust ("REIT") today reported operating results for the quarter ended June 30, 2006. All per share amounts discussed below are on a fully diluted basis.

    Second Quarter 2006 Highlights

    FFO increases

    -- Funds from operations ("FFO") per share of $0.30 for second quarter 2006 compared to $0.26 for second quarter 2005

    -- Earnings per share from continuing operations for 2006 of $0.14 compared to $0.15 for 2005

    Strong portfolio performance

    -- Same-store net operating income for the retail portfolio up 2.2% for six months ended June 30, 2006 over same period 2005

    -- Including pro-rata share of Joint Venture properties, June 30, 2006 occupancy at 93.5%; Wholly-Owned properties occupancy at 93.2%

    Strong balance sheet

    -- Maintained conservative dividend payout ratio for second quarter 2006 of 59% of FFO

    --  31% debt to total market capitalization

    --  2.8 to 1 fixed-charge coverage ratio for the quarter

    External growth initiatives on track

    --  RCP Venture: $21.2 million invested in Albertson's

    --  New York Urban/Infill Redevelopment progress continues

    -- Completed core portfolio acquisition in Philadelphia for $16.0 million in connection with asset recycling program

    Additional harvesting from the previous Brandywine recapitalization

    -- Completed $166.2 million, 10-year, 6% fixed-rate financing resulting in cash distribution of $34.2 million to Acadia

    Second Quarter Operating Results

    FFO, a widely accepted measure of REIT performance, for the quarter ended June 30, 2006 was $10.3 million, or $0.30 per share, compared to $8.5 million, or $0.26 per share for second quarter 2005. The second quarter 2005 results included a $0.8 million, or $0.02 per share impairment charge related to the sale of the Berlin Shopping Center. For the six months ended June 30, 2006, FFO was $19.9 million or $0.59 per share compared to $17.4 million, or $0.52 per share for the six months ended June 30, 2005.
    Earnings per share from continuing operations was $0.14 for the second quarter 2006 compared to $0.15 for second quarter 2005 and $0.26 for the six months ended June 30, 2006 compared to $0.27 for the six months ended June 30, 2005.

    Portfolio Activity - Same-Store NOI up 2.2% - Portfolio Occupancy at 93.5%

    Same store net operating income ("NOI") for the retail portfolio increased 2.2% for the six months ended June 30, 2006 compared with the same period for 2005, and decreased 0.2% for the quarter ended June 30, 2006 compared to the same quarter in 2005. The same store NOI for the six months and quarter ended June 30, 2006 was adversely impacted by 1.3% and 2.0%, respectively, as a result of re-tenanting activities at one of the Company's properties located in Bloomfield Hills, Michigan.
    During the second quarter 2006, Acadia executed new and renewal leases at an average increase of 12.3% over the previous base rents on a cash basis.
    On a year-over-year basis, Acadia's portfolio occupancy remained consistent. Including its pro-rata share of operating Joint Venture properties, June 30, 2006 occupancy was 93.5% as compared to 93.7% at June 30, 2005. Compared to first quarter 2006, June 30, 2006 occupancy decreased 50 basis points from the March 31, 2006 occupancy of 94.0%.
    For Acadia's Wholly-Owned properties, June 30, 2006 occupancy was 93.2% compared to 93.3% as of June 30, 2005 and 93.7% at March 31, 2006.

    Balance Sheet - Low Interest Rate Exposure

    As of June 30, 2006, 96% of the Company's total mortgage debt, inclusive of long-term interest rate swaps and adjusted for the Company's pro-rata share of consolidated joint venture debt, is fixed-rate. The Company continues to maintain its blended cost of debt below 6.0%, despite a 2% increase in LIBOR from a year ago.
    For 2006, the strength of Acadia's balance sheet was evidenced by continued strong financial ratios as adjusted for the Company's pro-rata share of consolidated joint venture debt and interest expense as follows:

    --  Debt to total market capitalization at June 30, 2006 was 31%

    -- Fixed-charge coverage ratio (EBITDA / interest expense plus preferred distributions) was 2.8 to 1 for the second quarter 2006

    --  Dividend payout ratio for second quarter 2006 was 59% of FFO

    -- As of June 30, 2006, approximately $180 million was available under existing credit facilities and cash on hand to fund capital requirements

    External Growth Continues with Focus on New York Urban/Infill
Redevelopments, RCP Venture and Other Activities

    New York Urban/Infill Redevelopment Program

    In the second quarter 2006, Acadia continued to make steady progress in its New York Urban/Infill Redevelopment Program, which was launched in conjunction with its partner, P/A Associates. The Program currently includes a total of seven properties in its redevelopment pipeline, for which acquisition and development costs are anticipated to total approximately $354.0 million. The anticipated completion schedules and costs for these projects are set forth in the Company's Quarterly Supplement which will be filed on Form 8-K with the SEC.

    RCP Venture - New investment in Albertson's

    During the second quarter, Acadia made its second investment in the Retailer Controlled Property Venture ("RCP Venture") in connection with the acquisition of Albertson's. A total of $21.2 million was invested by Acadia and its Fund investors in an investment consortium which includes, among others, its RCP partners - the Klaff and Lubert-Adler organizations. This follows the RCP investment in Mervyns, which has already returned approximately 190% of invested capital to date.

    Capital Recycling

    During the second quarter, Acadia continued its asset recycling initiative with the purchase of 8400 and 8625 Germantown Avenue in the Chestnut Hill section of Philadelphia, Pennsylvania. The strong "main street" location has tenants including Borders bookstore, Talbot's and Limited Express. This on-balance sheet acquisition was for $16.0 million with an initial yield in excess of 7%. This is a continuation of Acadia's initiative of replacing non-core or lower growth assets with high-quality cash flow from infill/supply constrained properties. This core portfolio purchase is in addition to the Company's core purchases of properties in Staten Island, New York, northern New Jersey and Lincoln Park, Chicago over the previous 12 months.

    Harvesting Activities Continues with Refinancing of Brandywine
Portfolio

    During the second quarter, Acadia completed a $166.2 million, 10-year, 6% fixed-rate refinancing of the Brandywine Portfolio which provided distributable proceeds of $34.2 million to Acadia and $36.0 million to the other Fund I investors ("Investors"). The Investors previously received a return of all of their invested capital and accumulated preferred return in Fund I following the recapitalization of the Brandywine Portfolio during the first quarter 2006. Accordingly, Acadia is now entitled to its 20% Promoted Interest in addition to its 22% equity interest (effectively 38%) of the remaining Fund I investments. Acadia is also entitled to a 20% promote, or $7.2 million, on the Investors' $36.0 million distribution, as well as any future proceeds to the Investors from the Brandywine recapitalization. Any promote earned as a result of the Brandywine transaction will be paid from the Investors' 62% share of future cash flow from the remaining Fund I investments.

    Outlook - Earnings Guidance for 2006

    The Company currently reaffirms its previously announced 2006 annual FFO and earnings per share forecast. FFO for 2006 is anticipated to range from $1.14 to $1.19 per share. Earnings per share for 2006 is still expected to range from $0.59 to $0.64.

    Management Comments

    Commenting on the results for the second quarter, Kenneth Bernstein, President and CEO, stated, "Our second quarter results reflect the continued success of our business plan. The continued aggressive re-leasing and recycling of our core portfolio combined with our strong balance sheet position and exciting external growth initiatives enables us to lay the foundation for future growth. Both our Urban /Infill platform and our RCP ventures continue to provide excellent long-term value enhancement. We believe the combination of solid internal performance with strong external growth potential should enable us to continue to effectively execute our business plan."

    Investor Conference Call

    Management will conduct a conference call on August 1, 2006 at 2:00 PM EDT to review the Company's earnings and operating results. The live conference call can be accessed by dialing 888-339-2688 (internationally 617-847-3007). The pass-code is "Acadia". The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at acadiarealty.com.
    If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888). The pass-code will be 72726845. The phone replay will be available through Tuesday, August 8, 2006.

    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers which are anchored by grocery and value-oriented retail.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's most recent annual report on Form 10-K filed with the SEC on March 16, 2006 (the "Form 10-K") and other periodic reports filed with the SEC, including risks related to: (i) the Company's reliance on revenues derived from major tenants; (ii) the Company's limited control over joint venture investments; (iii) the Company's partnership structure; (iv) real estate and the geographic concentration of our properties; (v) market interest rates; (vi) leverage; (vii) liability for environmental matters;(viii) the Company's growth strategy; (ix) the Company's status as a REIT (x) uninsured losses and (xi) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company's website at www.acadia.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

    See the notes to the attached financial tables for a further discussion of the Company's use of FFO and NOI.

    For more information visit Acadia Realty Trust's Web site at www.acadiarealty.com, which is not to be deemed a part of this press release.



                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
     For the Quarters and Six Months ended June 30, 2006 and 2005
             (dollars in thousands, except per share data)

                                        For the         For the six
                                     quarters ended     months ended
                                        June 30,          June 30,
             Revenues               2006 (1) 2005 (1) 2006 (1)2005 (1)
                                    -------- -------- ------- --------
Minimum rents                      $ 17,448 $ 19,134 $ 35,236  37,635
Percentage rents                        126      150      311     351
Expense reimbursements                3,480    3,555    7,559   7,929
Other property income                   251      175      462     505
Management fee income                 1,281      982    2,482   1,557
Interest income                       1,907      903    3,653   1,320
                                    -------- -------- ------- --------
     Total revenues                  24,493   24,899   49,703  49,297
                                    -------- -------- ------- --------
        Operating expenses

Property operating                    3,602    4,639    7,652   9,459
Real estate taxes                     2,460    2,325    5,259   4,887
General and administrative            4,779    3,820   10,086   6,935
Depreciation and amortization         6,506    6,234   12,904  12,506
                                    -------- -------- ------- --------
     Total operating expenses        17,347   17,018   35,901  33,787
                                    -------- -------- ------- --------
Operating income                      7,146    7,881   13,802  15,510
Equity in earnings of
 unconsolidated partnerships          3,028      126    7,140     387
Interest expense                     (5,654)  (4,352) (10,839) (8,285)
Minority interest                       327    1,050     (754)  1,251
                                    -------- -------- ------- --------
Income from continuing operations
 before income taxes                  4,847    4,705    9,349   8,863
                                    -------- -------- ------- --------
Income taxes                           (363)      --     (812)     --
                                    -------- -------- ------- --------
Income from continuing operations     4,484    4,705    8,537   8,863
                                    -------- -------- ------- --------




                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
     For the Quarters and Six Months ended June 30, 2006 and 2005
             (dollars in thousands, except per share data)

                                  For the quarters  For the six months
                                         ended             ended
                                       June 30,          June 30,
                                   2006 (1) 2005 (1) 2006 (1) 2005 (1)
                                   -------- -------- -------- --------
Discontinued operations:
Operating income from discontinued
 operations                       $    371 $    400 $    677 $    692
Impairment of real estate               --     (770)      --     (770)
Minority interest                       (7)      10      (13)       5
                                   -------- -------- -------- --------
Income (loss) from discontinued
 operations                            364     (360)     664      (73)
                                   -------- -------- -------- --------
Net income                        $  4,848 $  4,345 $  9,201 $  8,790
                                   ======== ======== ======== ========
  Net income per Common Share -
               Basic

Net income per Common Share -
 Continuing operations            $    .14 $    .15 $    .26 $    .28
Net income (loss) per Common Share
 - Discontinued operations             .01     (.01)     .02       --
                                   -------- -------- -------- --------
Net income per Common Share       $    .15 $    .14 $    .28 $    .28
                                   ======== ======== ======== ========
Weighted average Common Shares      32,509   31,899   32,489   31,883
                                   ======== ======== ======== ========

  Net income per Common Share -
            Diluted (2)

Net income per Common Share -
 Continuing operations            $    .14 $    .15 $    .26 $    .27
Net income (loss) per Common Share
 - Discontinued operations             .01     (.01)     .02       --
                                   -------- -------- -------- --------
Net income per Common Share       $    .15 $    .14 $    .28 $    .27
                                   -------- -------- -------- --------
Weighted average Common Shares      32,811   32,145   32,789   32,142
                                   ======== ======== ======== ========




                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
     For the Quarters and Six Months ended June 30, 2006 and 2005
             (dollars in thousands, except per share data)

       RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (3)

                                  For the quarters  For the six months
                                         ended             ended
                                       June 30,          June 30,
                                   2006 (1) 2005 (1) 2006 (1) 2005 (1)
                                   -------- -------- -------- --------
Net income                        $  4,848 $  4,345 $  9,201 $  8,790
Depreciation of real estate and
 amortization of leasing costs
(net of minority interests' share)

   Wholly owned and consolidated
    partnerships                     5,293    3,396   10,327    7,017
   Unconsolidated  partnerships        438      598      850    1,228
Income attributable to minority
 interest in Operating Partnership     104      109      198      187
Gain on sale (net of minority
 share and income taxes)              (459)      --     (831)      --

                                   -------- -------- -------- --------
Funds from operations - Basic       10,224    8,448   19,745   17,222
Distributions - Preferred OP Units      63       93      125      180
                                   -------- -------- -------- --------
Funds from operations - Diluted   $ 10,287 $  8,541 $ 19,870 $ 17,402
                                   ======== ======== ======== ========
   Funds from operations per
    share - Basic

Weighted average Common Shares and
 OP Units (4)                       33,161   32,541   33,141   32,462
                                   -------- -------- -------- --------
Funds from operations per share   $    .31 $    .26 $    .60 $    .53
                                   ======== ======== ======== ========
   Funds from operations per
    share - Diluted

Weighted average Common Shares and
 OP Units  (4)                      33,799   33,310   33,778   33,244
                                   ======== ======== ======== ========
Funds from operations per share   $    .30 $    .26 $    .59 $    .52
                                   ======== ======== ======== ========




                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
               As of June 30, 2006 and December 31, 2005
             (dollars in thousands, except per share data)

                  SELECTED BALANCE SHEET INFORMATION

                                          June 30,       December 31,
                                          2006 (1)         2005 (1)
                                      ---------------- ---------------

Cash and cash equivalents                     $55,114         $91,398
Rental property, at cost                      649,776         735,218
Total assets                                  760,989         841,858
Mortgage notes payable                        361,889         411,000
Total liabilities                             423,290         475,017

Notes:

(1) Effective January 1, 2006, the Company accounts for its Funds I, II and Mervyn's investments on a fully consolidated basis pursuant to Emerging Issues Task Force ("EITF") 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights". Historic results for the quarter and six months ended June 30, 2005 have also been presented on a fully consolidated basis for purposes of comparability with 2006. In addition, the Company's investment in the Brandywine Portfolio was fully consolidated as part of Fund I for the quarter and six months ended June 30, 2005. As a result of the recapitalization and conversion of the Brandywine Portfolio interests from Fund I to GDC Properties Incorporated during January 2006, this investment is accounted for under the equity method of accounting for the quarter and six months ended June 30, 2006.

(2) Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as minority interest in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

(3) The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and net operating income ("NOI") to be appropriate supplemental disclosures of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. In addition, NOI excludes interest expense. The Company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Reference is made to the Company's Quarterly Supplemental Disclosure filed on Form 8-K with the SEC for a reconciliation of theses non-GAAP financial measures to the most comparable GAAP financial measures.

(4) In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assumes full conversion of a weighted average 651 and 642 OP Units into Common Shares for the quarters ended June 30, 2006 and 2005, respectively, and 652 and 579 OP Units into Common Shares for the six months ended June 30, 2006 and 2005, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 337 and 523 Common Shares for the quarters and six months ended June 30, 2006 and 2005 respectively.



    CONTACT: Acadia Realty Trust
             Investor Relations
             Jon Grisham, 914-288-8142